EXHIBIT 10-D-67
                        GREEN MOUNTAIN POWER CORPORATION

                     DIRECTOR DEFERRED STOCK UNIT AGREEMENT

     THIS AGREEMENT, dated as of the 19th day of July, 2004, between GREEN MOUNTAIN POWER CORPORATION, a Vermont corporation (the "Company"), and MERRILL
O. BURNS (the "Participant"), is made pursuant and subject to the provisions of the Green Mountain Power Corporation 2000 Stock Incentive Plan (the "Plan"), a copy of which has been made available to the Participant. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

     1.     AWARD
            -----
     Pursuant to the Plan, the Company, effective as of July 19, 2004 (the "Date of Grant"), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an award of 1,100 Stock Units. For purposes of this Agreement and any related Deferral Agreement, a Stock Unit is the right to receive a share of Common Stock based on the terms of this Agreement.

     2.     TERMS  AND  CONDITIONS
            ----------------------
     No Common Stock will be issued, no payment will be made hereunder, and Participant's interest in the Stock Units granted hereunder shall be forfeited except to the extent that the requirements of the following paragraphs are satisfied.

     3.     VESTING
            -------
          The Stock Units subject to this Agreement will vest on December 31, 2004.

     4.     FORFEITURE
            ----------
     The shares of Common Stock subject to this Agreement will be forfeited if the Participant is not a director of the Company on December 31, 2004.

     5.     SHAREHOLDER  RIGHTS
            -------------------
     The Participant shall not have any rights as a shareholder of the Company with respect to the Stock Units subject to this Agreement until the Stock Units vest and are settled by the issuance of Common Stock.

     6.     CHANGE  IN  CAPITAL  STRUCTURE
            ------------------------------
     The terms of this Agreement, including the number of Stock Units subject to this Agreement, shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivision or consolidations of shares or other similar changes in capitalization.

     7.     CONFLICTS
            ---------
     In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

     8.     PARTICIPANT  BOUND  BY  PLAN
            ----------------------------
          The Participant hereby acknowledges that a copy of the Plan has been made available to him and agrees to be bound by all the terms and provisions thereof.

     9.     BINDING  EFFECT
            ---------------
     Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of the Participant and the successors of the Company.

     10.     GOVERNING  LAW
             --------------
          This Agreement shall be governed by, and interpreted under, the laws of the State of Vermont except its choice of law provisions to the extent that they would require the application of the laws of a State other than the State of Vermont.

                                     *  *  *

          IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Participant has signed this Agreement on the date or dates set forth below.


                        GREEN MOUNTAIN POWER CORPORATION

By:     /s/  Christopher  L.  Dutton

Date:     July  20,  2004


                                MERRILL O. BURNS

By:     /s/  Merrill  O.  Burns

Date:     July  19,  2004